EMPLOYMENT AGREEMENT
                              --------------------


     EMPLOYMENT AGREEMENT, dated as of December 31, 2001, between AMERICAN TECHNICAL CERAMICS CORP., a Delaware corporation having its principal place of business at One Norden Lane, Huntington Station, New York 11746 (the "Company"), and JUDAH WOLF, who resides at 4206 Laurel Oak Way, Ponte Vedra Beach, Florida 32082 ("Employee").

                              W I T N E S S E T H :

     WHEREAS, Employee is currently employed as the Senior Vice President - Thin Film Products of the Company pursuant to an employment agreement, dated January 1, 1998, which expires December 31, 2001;

     WHEREAS, the Company desires to provide for Employee's continued performance of services for the Company and any present or future parent, subsidiary, or affiliate of the Company, and Employee desires to continue to perform such services, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the other party's agreement to enter into this Agreement, the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

     1.     Term.  The Company agrees to employ Employee, and Employee agrees to
            ----
serve as Senior Vice President - Thin Film Products of the Company, upon the terms and conditions hereinafter set forth, for a period commencing on January 1, 2002 and ending on December 31,

2005,  or  for  such  shorter  period  as  may be provided for herein; provided,
                                                                       --------
however,  that,  on December 31, 2005, and on each December 31st thereafter, the
-------
period covered by this Agreement shall automatically be extended by one additional year unless at least 60 days prior to any such December 31st the Company shall deliver to Employee or Employee shall deliver to the Company written notice that the period covered by this Agreement will not be extended, in which case, this Agreement will terminate upon the expiration of the then existing term of this Agreement, including any previous extension. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period."

     2.     Duties.  Employee  agrees  to  use  his  best  efforts,  skills, and
            ------
abilities to perform faithfully all duties consistent with his position (or any other position of a similar nature) assigned to him from time to time by the Company in accordance with all Company policies and procedures and to devote his full business time, labor, energies, and attention to the performance of such duties. Employee shall not become involved in any personal investment or other matters which may detract from the performance of his duties or otherwise adversely affect the Company or any present or future parent, subsidiary, or affiliate of the Company. In the performance of his duties, Employee shall be subject to the direction of the Board of Directors, the Chief Executive Officer of the Company, and any officer of the Company designated by the Board or the Chief Executive Officer of the Company.

     3.     Place  of  Performance.  In  connection  with  his employment by the
            ----------------------
Company, Employee shall be based at the Company's offices in Jacksonville, Florida. Employee shall be available to travel at such times and to such places as may be necessary in connection with the performance of his duties hereunder.

     4.     Annual  Compensation.
            --------------------

          (a)     Salary.  During  the  first  year  of  the  Employment Period,
                  ------
Employee shall receive a base salary at the annual rate of $125,000. During each successive year of the Employment Period, Employee's base salary shall be increased by 8% over the annual rate in effect during the immediately preceding year. For purposes of this Agreement, a "year of the Employment Period" shall be a period commencing on January 1st and ending on the next succeeding December 31st. Employee's salary shall be payable in weekly installments or at such other frequency as the Company may from time to time determine (but not less frequently than monthly).

          (b)     Bonus.  (i)  In  addition to his base salary, during each year
                  -----
of the Employment Period, Employee shall be entitled to receive an annual incentive bonus (the "Thin Film Incentive") equal to 3% of the Thin Film Profit Contribution (as hereinafter defined) in respect of such year. The Company shall pay quarterly estimates of the Thin Film Incentive to Employee as set forth herein.

               (ii) The Thin Film Incentive shall be calculated on a quarterly basis and bonus payments in respect thereof shall be made to Employee within 45 days after the end of the quarter to which such calculation relates. In the event the Thin Film Profit Contribution calculated for any calendar quarter is less than zero, then no payment shall be made in respect of said quarter and the amount by which the Thin Film Profit Contribution is less than zero shall be carried forward to reduce the Thin Film Profit Contribution, if any, in the immediately succeeding calendar quarters in the same calendar year. No such negative amount shall be carried forward beyond the end of the calendar year in which it is recorded.

               (iii)  As used herein, "Thin Film Profit Contribution" shall mean
(A) net revenues received by the Company from the sale of products designated by the Company as "Thin Film Products," plus (B) an amount equal to 10% of the
                                          ----
identifiable costs incurred by the Company's metalized substrates and circuits business which is under Employee's direction in connection with products provided or services performed by such business specifically and exclusively for other businesses and product lines of the Company other than Thin Film Products, the provision or performance of which has been specifically requested by the President of the Company, minus (without double counting) (C) identifiable costs
                          -----
directly attributable to the production, promotion, marketing, sale and administration of Thin Film Products, including, without limitation, (1) salary, bonuses and benefits and other costs for all direct and indirect personnel involved in the production, promotion, marketing, sale and administration of Thin Film Products, including Employee (but excluding Employee's Thin Film Incentive); (2) all materials and supplies, outside services, and maintenance and repair services relating to the production, promotion, marketing, sale and administration of Thin Film Products; (3) salary, bonuses, benefits and other costs for all internal sales personnel attributable to the sale of Thin Film Products; (4) outside sales representatives' commissions attributable to the sale of Thin Film Products; (5) departmental travel expenses; (6) advertising and promotion expenditures attributable to the marketing, promotion and sale of Thin Film Products; and (7) depreciation of assets used in the production, promotion,  marketing  and  sale of Thin Film Products, and minus (D) an aliquot
                                                            -----
portion of all costs associated with the facilities in which the Company's metalized substrates and circuits businesses are located (considering the entire Jacksonville, Florida facility as one facility), based upon the square footage utilized by the Company's metalized substrates and circuits business at each such facility, including, without limitation, all rental payments, utilities, real estate taxes, insurance, costs of maintenance and repairs, environmental costs. As of the date hereof, the products designated as "Thin Film Products" shall be as set forth on Exhibit A hereto.

          (c)     Modified  Officer's  Bonus.     During  the Employment Period,
                  --------------------------
Employee shall also be entitled to receive ay incentive bonus to which Employee would otherwise be entitled as an officer of the Company under the Company's Officers' Bonus Plan, as same may be in effect from time to time, less an amount equal to 0.5% of the Thin Film Profit Contribution (if greater than zero) calculated for the period to which such officer's incentive bonus pertains. Employee hereby acknowledges that officers' bonuses are awarded in the sole discretion of the Board of Directors of the Company and are generally paid on a quarterly basis, if at all. Nothing contained herein shall require the Company to maintain the Officers' Bonus Plan.

          (d)     Deductions.  The Company shall deduct from all amounts payable
                  ----------
to Employee all taxes and other amounts which the Company is now or may hereafter become obligated to deduct under any applicable law.

     5.     Benefits.  Employee  shall  be  entitled  to  participate  in  such
            --------
employee benefit plans established by the Company from time to time and generally made available to employees at levels similar to Employee's for which he meets the eligibility requirements. Nothing contained herein shall require the Company to establish or maintain any employee benefit plan.

     6.     Termination.
            -----------

          (a) Notwithstanding anything herein contained to the contrary, if on or after the date hereof and prior to the end of the Employment Period, (i) either (A) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder ("Disabled") for a period of 90 consecutive days or for an aggregate of 90 days within any period of twelve consecutive months, (B) Employee shall be convicted of a felony or other crime of moral turpitude, (C)
Employee shall commit any act or omit to take any action in bad faith to the detriment of the Company or any present or future parent, subsidiary, or affiliate of the Company, (D) Employee shall willfully fail or refuse to perform any duties consistent with his position (or any other position of a similar nature) assigned to him from time to time, or (E) Employee shall breach any other term of this Agreement and fail to correct such breach within 10 days after receiving notice of the same, or if such breach is not capable of correction within such 10 day period, Employee shall fail to take substantial steps necessary to correct such breach within such 10 day period and shall not have corrected such breach within 30 days after receiving such notice, then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified, or
(ii) Employee shall die, then this Agreement shall terminate on the date of Employee's death.

          (b) If this Agreement is terminated by the Company for any of the reasons set forth in Paragraph 6(a) hereof, or if Employee shall resign or otherwise voluntarily terminate his employment with the Company, Employee shall be entitled to receive only his salary at the rate provided in Paragraph 4(a) hereof through and including the date upon which termination shall take effect.

          (c) If Employee's employment by the Company pursuant to this Agreement is terminated by the Company for any reason other than any of the reasons set forth in Paragraph 6(a), or for no reason, then, provided Employee continues to abide by the provisions of Section 7, 8 and 9 of this Agreement,
(i) the Company shall continue to pay to Employee, in lieu of any other payments to which he would be entitled hereunder, his base salary at the rate and at the times provided in Section 4(a) hereof for until the earlier of (A) Employee's death, and (B) the date the term of this Agreement (as same previously may have been extended) was next scheduled to expire (assuming timely notice of non-renewal is given by the Company or Employee pursuant to Section 1 of this Agreement) but for such termination, and (ii) Employee shall be entitled to exercise all of his stock options that have vested on or prior to the date of termination for a period of one year after such termination, subject to the terms of the plan pursuant to which such options were granted and the stock option agreements evidencing same.

     7.     Confidentiality.
            ---------------

          (a) Employee acknowledges and agrees that he has been and, during the Employment Period, will continue to be, privy to confidential proprietary and secret information relating to the Company, its present or future parents, subsidiaries and affiliates and their respective customers, clients and suppliers. Employee hereby agrees that, beginning on the date hereof, and at any time hereafter, Employee shall treat as strictly confidential any proprietary, confidential or secret information relating to the business or interests of the Company or any present or future parent, subsidiary or affiliate of the Company, or any customer, client or supplier of any of them, including, but without limitation, the organizational structure, operations, business plans or projects of the Company or any present or future parent, subsidiary or affiliate of the Company, or any customer, client or supplier of any of them, and any research datum or result, invention, trade secret, customer list or customer information, process or other work product developed by or for the Company or any present or future parent, subsidiary or affiliate of the Company, or any customer, client or supplier of any of them, whether on the premises of the Company or elsewhere ("Confidential Information"). Employee hereby agrees that, beginning on the date hereof, and at any time hereafter, Employee shall not disclose to any person or entity, utilize for his own purposes or for the benefit of any other person or entity or make accessible to any person or entity, in any manner or in any form, any Confidential Information other than in connection with performing the services required of him under this Agreement, without the prior written consent of the Company.

          (b) Employee agrees that the provisions of this Paragraph 7 shall survive the termination of his employment and of this Agreement.

     8.     Assignment  of  Intellectual  Property  Rights.
            ----------------------------------------------

          (a) If at any time or times during his employment by the Company and during the six month period following his termination for any reason (or for no reason) Employee shall (either alone or with others) make, conceive, discover or reduce to practice any Intellectual Property (as hereinafter defined) whatsoever or any interest therein ("Intellectual Property Rights"), whether or
                                      ----------------------------
not patentable or registrable under copyright or similar statutes or subject to analogous protection (herein called "Developments"), that (i) relates to the
                                         ------------
business of the Company or any present or future parent, subsidiary or affiliate of the Company or any of their respective customers, clients or suppliers or any of the products or services being developed, manufactured, sold or provided by any of them which may be used in connection therewith, (ii) results from tasks assigned to Employee by the Company or any present or future parent, subsidiary or affiliate of the Company, or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company or any present or future parent, subsidiary or affiliate of the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and Employee shall promptly disclose to the Company (or any persons  designated  by  it) each such Development and hereby assigns any rights
Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company. As used herein, the term "Intellectual Property" shall mean all
                                           ---------------------
industrial and intellectual property, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications or registrations, databases, algorithms, computer programs and other software, know-how, trade secrets, proprietary processes and formulae, inventions, trade dress, logos, design and all documentation and media constituting, describing or relating to the above.

          (b) Upon disclosure of each Development to the Company, Employee will, during his employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require to
(i) apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters, patents, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same, (ii) defend any actions or opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters, patents, copyrights or other analogous protection, and (iii) bring any action to enforce any rights in any Developments.

          (c) The Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in the Employee's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of any such letters, patents, copyrights and other analogous protection thereon with the same legal force and effect as if executed by Employee.

          (d) In the event of the termination of Employee's employment for any reason (or no reason), Employee agrees to deliver to the Company all documents, notes, drawings, blueprints, formulae, specifications, computer programs, data and other materials of any nature pertaining to any proprietary information or Intellectual Property of the Company or to Employee's work with the Company, and the Employee will not take any of the foregoing or any reproduction of any of the foregoing that is embodied in a tangible medium of expression.

          (e) The obligations of Employee pursuant to this Paragraph 8 shall survive termination of his employment and of this Agreement.

     9.     Non-Competition.
            ---------------

          (a) Employee acknowledges that (i) in September 1993, the Company purchased from Miltech Corp., a corporation of which Employee was the principal stockholder, certain assets that were used by the Company to initiate its metalized substrates and ceramic business, and (ii) in August 1998, the Company purchased Employee's remaining inventory of ceramic substances. Employee further acknowledges and agrees that (i) the retention of Confidential Information is essential to the continued existence of the Company, and that such information constitutes trade secrets, disclosure of which would irreparably harm the business of the Company, and (ii) the services to be furnished by Employee to the Company are of a special, unique, extraordinary and intellectual character which gives them unique and peculiar value to the Company. Accordingly, Employee agrees that he will not during the period he is employed by the Company or any present or future parent, subsidiary or affiliate of the Company, under this Agreement or otherwise, and, subject to the penultimate sentence of this Paragraph 9(a), during the Post-Employment Non-Compete Period (as hereinafter defined) (i) engage in, or otherwise directly or indirectly be employed by, or act as a consultant, advisor or lender to, or be a director, officer, employee, stockholder, owner, or partner of, any other Competitive Business (as hereinafter defined), or (ii) assist others in engaging in any Competitive Business. In addition, Employee agrees that he will not during the period he is employed by the Company or any present or future parent, subsidiary or affiliate of the Company, under this Agreement or otherwise, and during the Post-Employment Non-Compete Period, (i) induce any employee of the Company or any present or future parent, subsidiary or affiliate of this Company to terminate his employment with the Company or such parent, subsidiary or affiliate, or engage in any Competitive Business, within a period of one year after such person is no longer employed by the Company or any present or future parent, subsidiary or affiliate of the Company, or (ii) induce any entity or person with which the Company or any of present or future parent, subsidiary or affiliate has a business relationship to terminate or alter such business relationship. As used herein "Competitive Business" means and includes the business of designing, developing, manufacturing and marketing RF/Microwave/Millimeter/ Wave ceramic capacitors, thin film products and other passive components and any other business that provides services and/or products which are comparable to the services and/or products provided or contemplated to be provided by the Company or any present or future parent, subsidiary or affiliate of the Company; and "Post-Employment Non-Compete Period" means (i) in the case of the termination of

Employee's employment with the Company upon expiration of the Employment Period, two years, and (ii) in the case of the termination of Employee's employment with the Company prior to the scheduled expiration of the Employment Period, the period commencing on the date Employee's employment with the Company is terminated and ending on the later of (A) the date the Employment Period (as same previously may have been extended) was next scheduled to expire (assuming timely notice of non-renewal is given by the Company or Employee pursuant to
Section 1 of this Agreement) but for such termination of employment, and (B) the second anniversary of such termination of employment. In the case of (i) the termination of Employee's employment with the Company upon expiration of the Employment Period, on (ii) the termination of Employee's employment with the Company for any other reason other than Employee's resignation or other voluntary termination of his employment or the termination by the Company of Employee's employment for any of the reasons specified in Paragraph 6(a)(i) hereof, Employee's obligations pursuant to the third sentence of this Paragraph 9(a) shall continue for only so long as the Company continues to pay to Employee his base salary at the rate in effect on the date his employment was so terminated in the installments and at the frequency that such payments were made at the time of such termination of employment. Payments made to Employee by the Company pursuant to Paragraph 6(c) of this Agreement shall also constitute payments for purposes of the immediately preceding sentence. Notwithstanding anything contained herein to the contrary, the provisions of this Paragraph 9 will not be deemed breached merely because Employee owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

          (b) Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to that of the Company or any present or future parent, subsidiary or affiliate of the Company, but he nevertheless has received and will receive sufficient consideration (including, without limitation, the Company's agreement to enter into this Agreement) and other benefits as an employee of the Company and as otherwise provided hereunder to justify such restrictions which, in any event (given his education, skills and ability), Employee does not believe would prevent him from earning a livelihood.

          (c) The obligations of Employee pursuant to this Paragraph 9 shall survive the termination of his employment and of this Agreement.

     10.     Scope  of  Agreement.  Employee  acknowledges that the restrictions
             --------------------
contained in Paragraphs 7, 8 and 9 are a condition of his employment by the Company and constitute a material inducement to the Company's decision to enter into this Agreement. Employee further acknowledges that such restrictions are reasonable in view of the nature of the business in which the Company is engaged, the uniqueness of the services he is providing to the Company and his knowledge of the Company's business, and that any breach of his obligations under Paragraphs 7, 8 and 9 hereof will cause the Company irreparable harm for which the Company will have no adequate remedy at law. As a result, the Company shall be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself restraining Employee from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed a waiver of any right to assert any other remedy the Company may have under this Agreement or otherwise at law or in equity.

     11.     Representations  and  Warranties.  Employee represents and warrants
             --------------------------------
that the execution and delivery of this Agreement and the performance of all the terms of this Agreement do not and will not breach any agreement to which he is a party, including, without limitation, any agreement to keep in confidence proprietary information acquired by Employee in confidence or trust. Employee has not entered into and shall not enter into any agreement, either written or oral, in conflict with this Agreement. Employee further represents and warrants that he has not brought and will not bring with him to the Company or use at the Company any materials or documents of an employer or a former employer that are not generally available to the public, unless express written authorization from such employer for their possession and use has been obtained. Employee further understands that he is not to breach any obligation of confidentiality that he has to any employer or former employer and agrees to fulfill all such obligations during the period of his affiliation with the Company.

     12.     Assignment.  Under  no  circumstances shall Employee assign, pledge
             ----------
or otherwise dispose of any of his rights or obligations under this Agreement, and any such attempted assignment, pledge, or disposition shall be void and shall relieve the Company of all its obligations under this Agreement. The Company may assign any of its rights or obligations under this Agreement to any present or future parent, subsidiary, affiliate, or successor.

     13.     Entire  Agreement.  This  Agreement is the entire agreement between
             -----------------
the Company and Employee with respect to the subject matter hereof and supersedes all other agreements, written or oral, concerning the subject matter hereof, including, without limitation, the Amended and Restated Employment Agreement, dated as of January 1, 1998, between the Company and Employee, which agreement is of no further force or effect.

     14.     Waivers  and  Further  Agreements  Any  waiver of any breach of any
             ---------------------------------
terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to enforce such provision or any other provision on any subsequent occasion.

     15.    Amendments. This Agreement may not be amended, nor shall any waiver,
            ----------
change, modification, consent, or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any such amendment, waiver, change, modification, consent, or discharge is sought.

     16.     Severability
             ------------

          (a) If any provision of this Agreement shall be held or deemed to be invalid, inoperative, or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable, and any limitation on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof.

          (b) If any provision of this Agreement shall be held or deemed to be invalid, inoperative, or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict or any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein, and such provision reformed so that it would be valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     17.     Governing  Law.  This  Agreement shall be governed by and construed
             --------------
and enforced in accordance with the laws of the State of New York, without giving effect to rules governing conflicts of law.

     18.     Courts.  Any  action  to  enforce  any  of  the  provisions of this
             ------
Agreement shall be brought in the courts of the State of New York. The parties hereby consent to the jurisdiction of the courts of the State of New York.

     19.     Notices.  Any notices required or permitted by this Agreement shall
             -------
be in writing and personally delivered or mailed by certified or registered mail, return receipt requested, addressed to the parties at their addresses set forth above, or to such other addresses as one party may specify to the other party, from time to time, in writing. Any notice personally delivered shall be deemed given at the time of receipt thereof, and any notice given by certified or registered mail shall be deemed given at the time of certification or registration thereof.

     20.     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                         AMERICAN  TECHNICAL  CERAMICS  CORP.
                                    By:
                                       ---------------------------------------
                                       Victor Insetta, President and
                                       Chief  Executive  Officer

                                    ------------------------------------------
                                       Judah  Wolf


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